Exhibit 2.1

FIRST AMENDMENT TO

CONTRIBUTION AGREEMENT

This First Amendment to Contribution Agreement (the “Amendment”) is made and entered into the 28th day of March, 2013 among DCP LP Holdings, LLC, a Delaware limited liability company (“HOLDINGS”), DCP Midstream, LLC, a Delaware limited liability company (“MIDSTREAM”), and DCP Midstream Partners, LP, a Delaware limited partnership (“MLP”).

A.	HOLDINGS, MIDSTREAM and MLP are parties to that certain Contribution Agreement dated February 27, 2013 (the “Contribution Agreement”).
B.	The parties desire to amend the Contribution Agreement as provided herein.

FOR GOOD AND VALUABLE CONSIDERATION, the parties hereto agree as follows:

1.	Section 1.1 of the Contribution Agreement is amended to change the Effective Time to 12:05 a.m. Denver time on the Closing Date.

2.	Section 3.7. A new Section 3.7 is hereby added to the Contribution Agreement which provides as follows:

“3.7 Allocation of Net Income. Net Income for the month in which Closing occurs that are earned through the Closing Date will be allocated to the Parties based on their pre-Closing ownership interests in SC Texas calculated by dividing the number of days in the month through closing by the total number of days in the month. Net Income for the month in which Closing occurs that are earned after the Closing Date will be allocated to the Parties based on their post-Closing ownership interests in SC Texas calculated by dividing the number of days in the month subsequent to closing, by the total number of days in the month.

3.	Schedule 4.21 (concerning Financial Statements) to the Contribution Agreement is hereby replaced with the Schedule 4.21 that is attached hereto as Attachment I.

4.	Except as modified and amended herein, the terms and provisions of the Contribution Agreement shall remain in full force and effect.

5.	This Amendment may be signed in any number of counterparts, all of which together shall constitute a single signed original. Facsimiles and photocopies of this Amendment shall have the same force and effect as a signed original.

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THE PARTIES HERETO have executed this Amendment to be effective as of the date first above written, notwithstanding the actual date of execution.

DCP LP HOLDINGS, LLC

By:	/s/ Brian S. Frederick
Name: Brian S. Frederick
Title: President, North and South

DCP MIDSTREAM, LLC

By:	/s/ Brian S. Frederick
Name: Brian S. Frederick
Title: Senior Vice President

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP,
Its General Partner

	By:	DCP MIDSTREAM GP, LLC,
Its General Partner

	By:	/s/ William S. Waldheim
Name: William S. Waldheim
Title: President

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